Exhibit j(2)

CONSENT OF INDEPENDENT ACCOUNTANTS

We further consent to the references to our Firm under the heading "Auditor" in the Statement of Additional Information of Fidelity Select Portfolios: Pharmaceuticals Portfolio, which is included in the Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2001